UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

KAYNE ANDERSON MLP/MIDSTREAM INVESTMENT COMPANY

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kayne Anderson MLP/Midstream Investment Company (NYSE: KYN)

Kayne Anderson Midstream/Energy Fund, Inc. (NYSE: KMF)

NOTICE OF NEW DATE FOR POSTPONED

2020 ANNUAL MEETING OF STOCKHOLDERS

March 30, 2020

To the Stockholders of KYN and KMF:

In response to the COVID-19 pandemic, and the associated restrictions on travel and meeting attendance, we have elected to postpone the combined 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Kayne Anderson MLP/Midstream Investment Company and Kayne Anderson Midstream/Energy Fund, Inc. (together, the “Companies”).

NOTICE IS HEREBY GIVEN that the Annual Meeting, originally scheduled to be held on Thursday, April 2, 2020, will now be held instead on Thursday, May 7, 2020, at 8:00 a.m. Central Time. The meeting location remains unchanged and will be at the offices of Kayne Anderson, 811 Main Street, 14th Floor, Houston, TX 77002 for the following purposes, as previously stated:

1.	For both Companies: To elect two directors of the Company to hold office until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	For both Companies: To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2020; and

3.	For both Companies: To consider and take action upon such other business that may properly come before the meeting, including the adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement previously distributed.

The February 14, 2020 record date for determining stockholders entitled to vote at the Annual Meeting remains unchanged.

Other than the date of the Annual Meeting, there is no change to the proxy statement and proxy card that were mailed to stockholders on or about February 28, 2020. The combined proxy statement is available at www.kaynefunds.com/proxyinformation. Shareholders who have not yet returned a proxy vote are encouraged to do so before the Annual Meeting.

By Order of the Boards of Directors of the Companies,

Jarvis V. Hollingsworth

Secretary